UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 30, 2006, Alion Science and Technology Corporation (the “Company”), Alion Technical Services Corporation (“ATSC”), a wholly-owned subsidiary of the Company, and Anteon Corporation (“Anteon”) entered into a Closing Letter Agreement (the “Closing Letter Agreement”), pursuant to which the parties agreed, among other things, to certain amendments to that certain Asset Purchase Agreement dated as of June 4, 2006, by and among the Company, ATSC and Anteon (the “Asset Purchase Agreement”). In the Asset Purchase Agreement, ATSC agreed to acquire from Anteon the contracts, intellectual property, leases and certain other assets used by Anteon in its provision of program management and engineering services (the “Assets”). Under the terms of the Closing Letter Agreement, the parties agreed that Alion (and not ATSC) would purchase the Assets.
A copy of the Closing Letter Agreement is attached to this Current Report on Form 8-K as Exhibit 10.72 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Closing Letter Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Closing Letter Agreement.
Item 2.01 Acquisition or Disposition of Assets
On June 30, 2006, the Company completed the acquisition from Anteon of the contracts, intellectual property, leases and certain other assets used by Anteon in its provision of program management and engineering services (the "Anteon Asset Acquisition") for $225,000,000 less an adjustment for certain assumed liabilities. The Company funded the acquisition with proceeds from a draw of a term loan under its existing Senior Term B Credit Facility, additional term loans extended under its existing Senior Term B Credit Facility and a new Bridge Loan Facility. The purchase price was determined based on arm’s length negotiations among the parties.
Gen. George A. Joulwan (Ret.), who is one of the members of the Company’s board of directors, is also a member of the board of directors of Anteon’s parent company, General Dynamics Corporation. Gen. Joulwan was not present at the meeting of the board of directors of the Company at which the Anteon Asset Acquisition was approved.
The summary of the transactions described above is qualified in its entirety by the complete text of that certain Asset Purchase Agreement dated as of June 4, 2006, by and among the Company, ATSC and Anteon which is attached to the Company’s Current Report on Form 8-K dated June 7, 2006, as Exhibit 10.69, as amended by the Closing Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.72.

Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after the date of filing of this Current Report on Form 8-K.
(d) Exhibits.
10.72: Closing Letter Agreement dated as of June 30, 2006, by and among the Alion Science and Technology Corporation, Alion Technical Services Corporation and Anteon Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
Name:	John M. Hughes
Title:	Chief Financial Officer

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